EXHIBIT 10.51


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER THE ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") UNDER SECTION 1272 ET SEQ. OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED. CONTACT DARREN KATIC, PACIFIC ENERGY RESOURCES LTD., 111 WEST OCEAN BOULEVARD, SUITE 1240, LONG BEACH, CALIFORNIA 90802 FOR THE ISSUE PRICE, THE ISSUE DATE, THE AMOUNT OF OID AND THE YIELD TO MATURITY OF THIS NOTE.

                          PACIFIC ENERGY RESOURCES LTD.

                       SENIOR SUBORDINATED ACCRETING NOTE

                                                          Long Beach, California

                                                          August 24, 2007

          PACIFIC ENERGY RESOURCES LTD., a Delaware corporation (the "Company"), the principal office of which is located at 111 West Ocean Boulevard, Suite 1240, Long Beach, California 90802, for value received, hereby promises to pay to Forest Oil Corporation, or its successors or registered permitted assigns, the principal sum of the Accreted Value of this Note on July 31, 2014 (the "Scheduled Maturity Date"). The initial Accreted Value of this Senior Subordinated Accreting Note (this "Note") is TWENTY-NINE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($29,250,000.00). Interest will be paid upon overdue principal and premium, if any, compounded annually on the basis of a 360-day year of twelve 30-day months from the Maturity Date at 13% per annum to the extent such payment is lawful.

          Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder.

          Reference is hereby made to the further provisions of this Note set forth on Annex A hereto, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be issued this 24TH day of August, 2007.

                                        PACIFIC ENERGY RESOURCES LTD.


                                        By: /s/ Darren Katic
                                            ---------------------------
                                            Darren Katic
                                            President

ACCEPTED AND AGREED:

PACIFIC ENERGY ALASKA OPERATING LLC,
as a Guarantor


By: /s/ Darren Katic
    ---------------------------
    Darren Katic
    President


PACIFIC ENERGY ALASKA HOLDINGS, LLC,
as a Guarantor


By: /s/ Darren Katic
    ---------------------------
    Darren Katic
    President


FOREST OIL CORPORATION,
as Holder


By: /s/ David H. Keyte
    ---------------------------
    David H. Keyte
    Executive Vice President and
    Chief Financial Officer

                 Annex A to Senior Subordinated Accreting Note

          The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

ARTICLE 1. DEFINITIONS.

          As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

     1.1 "Accreted Value" means (i) on the date hereof, TWENTY-NINE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($29,250,000.00), and (ii) as of any date of determination after the date hereof but prior to July 31st of the year set forth below, the price opposite such year set forth below:

Year   Price
----   -----------
2008   $31,670,000
2009   $35,470,000
2010   $39,730,000
2011   $44,500,000
2012   $49,840,000
2013   $55,820,000
2014   $60,750,000

     1.2 "Affiliate" of any specified Person means any other Person directly or indirectly through one or more intermediaries controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     1.3 "Alaska First Lien Credit Agreement" means that certain First Lien Credit Agreement, dated as of August 24, 2007 (as may it be amended, supplemented, or otherwise modified from time to time, including any amendments, supplements or modifications that may increase the principal amount of, or any other amount payable under or in connection therewith), by and among Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC, the lenders party thereto, Silver Point Finance, LLC, as Administrative Agent, Collateral Agent, Sole Lead Arranger, Sole Bookrunner and Syndication Agent, and J. Aron & Company, as Documentation Agent, and any other credit agreement, loan agreement, note purchase agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to amend, supplement, modify, restate, extend, refund, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under such Alaska First Lien Credit Agreement, including any such credit agreement, loan agreement, note purchase agreement, promissory note, indenture or other agreement or instrument that may increase the principal amount of, or any other amount payable under or in connection such original Alaska First Lien Credit Agreement.

     1.4 "Alaska Second Lien Credit Agreement" means that certain Second Lien Credit Agreement, dated as of August 24, 2007 (as may it be amended, supplemented, or otherwise modified from time to time, including any amendments, supplements or modifications that may increase the principal amount of, or any other amount payable under or in connection therewith), by and among Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC, the lenders party thereto, Silver Point Finance, LLC, as Administrative Agent, Collateral Agent, Sole Lead Arranger, Sole Bookrunner and Syndication Agent, and J. Aron & Company, as Documentation Agent, and any other credit agreement, loan agreement, note purchase agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to amend, supplement, modify, restate, extend, refund, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under such Alaska Second Lien Credit Agreement, including any such credit agreement, loan agreement, note purchase agreement, promissory note, indenture or other agreement or instrument that may increase the principal amount of, or any other amount payable under or in connection such original Alaska Second Lien Credit Agreement.

     1.5 "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally including, for the avoidance of doubt, corporate legislation.

     1.6 "Blockage Period" means any period (i) during which there exists any payment default with respect to any Senior Indebtedness, and such payment default shall not have been cured or waived in writing or the benefits of
Section 8.2(a) waived in writing by or on behalf of the holders of such Senior Indebtedness, (ii) during which a Standstill Period has occurred and is continuing, (iii) after the Senior Indebtedness has been accelerated or (iv) after the holders of Senior Indebtedness, their respective representatives or the trustee or trustees or agent or agents under any credit agreement, loan agreement, note purchase agreement, promissory note, indenture or other agreement pursuant to which any of such Senior Indebtedness may have been issued or incurred have commenced any action to enforce any rights or remedies with respect to the Senior Indebtedness.

     1.7 "Change of Control" means the occurrence of any of the following events: (a) any Person or two or more Persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by the Company's management or their designees to be voted in favor of persons nominated by the Company's board of directors) of 40% or more of the Equity Interests of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company, calculated on a fully-diluted basis (and taking into account all such securities that any Person or group has the right to acquire at any time pursuant to any option right or conversion right), (b) one-third or more of the directors of the Company shall consist of persons not nominated by the Company's board of directors (not including as board nominees any directors which the board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements), (c) all or substantially all of the assets of the Company are sold, (d) the Company merges, consolidates or amalgamates into any other Person and the Company is not the surviving entity (other than as permitted under any Senior Indebtedness or as may be permitted hereunder), or (e) the shareholders of the Company approve a plan of liquidation or dissolution, however described for the Company; provided that no Change of Control shall be deemed to occur as a result of the exercise of the rights and remedies of the Senior Indebtedness Parties.

     1.8 "Company" means Pacific Energy Resources Ltd., a Delaware corporation, and includes any limited liability company, partnership, corporation or other legal entity which shall succeed to or assume the obligations of Pacific Energy Resources Ltd. under this Note.

     1.9 "Consolidated Net Income" has the meaning ascribed to such term in the PERL Credit Agreement as in effect on the date of this Note, without regard to any subsequent amendment, modification, or waiver not expressly consented to in writing by the Holder.

     1.10 "Counterpart Agreement" means a counterpart agreement, substantially in the form of Exhibit I delivered by a Guarantor pursuant to Section 5.1.

     1.11 "Disqualified Capital Stock" means any Equity Interest of the Company that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for

Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.

     1.12 "Equity Interests" means all interests in any limited liability company, general partnership, limited partnership, limited liability partnership or other partnership, all interests in any statutory trust or other trust, all shares of capital stock, and all warrants, rights, options, instruments and securities in respect of or in exchange of any of the foregoing and any other equivalents in capital stock (however designated) in a Person.

     1.13 "Forest" means Forest Oil Corporation, a New York corporation.

     1.14 "Governmental Authority" means any federal, state, provincial, municipal, national, tribal, Indian nation, or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, a province of Canada, the United States, Canada, an Indian nation, or a foreign entity or government.

     1.15 "Guarantor" means each of Pacific Energy Alaska, Pacific Energy Holdings and each present and future Subsidiary of the Company that is a party to this Note on the date hereof or that executes and delivers a Counterpart Agreement after the date hereof pursuant to Section 5.1.

     1.16 "Guaranty" means the guaranty of each Guarantor set forth in Article
6.

     1.17 "Holder," when the context refers to a holder of this Note, shall mean any Person who shall at the time be the registered holder of this Note.

     1.18 "Indebtedness" means any indebtedness of any Person, whether or not contingent:

          (1) in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof;

          (3) the undischarged balance of any production payment whether volumetric or dollar-denominated;

          (4) liabilities in respect of take-or-pay obligations or advance payment or forward contracts;

          (5) in respect of banker's acceptances;

          (6) representing capital lease or synthetic lease obligations;

          (7) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (8) representing any hedging obligations; or

          (9) any guarantees of any of the foregoing.

     1.19 "Indebtedness for Borrowed Money" means any indebtedness of the Company, whether or not contingent, in respect of borrowed money, including amounts under any of clauses (1) (6) of the definition of Indebtedness.

     1.20 "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Equity Interests, bonds, notes, debentures or other securities or evidence of Indebtedness issued by any other Person (other than any Guarantors).

     1.21 "Issue Date" means August 24,2007.

     1.22 "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or Canada or any state, province or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

     1.23 "Maturity Date" means the Scheduled Maturity Date unless this Note becomes sooner due and payable under Section 3.2 or Section 7.1, in which case it shall mean the Redemption Date under Section 3.2 or the date on which the maturity of this Note is accelerated under Section 7.1.

     1.24 "Pacific Energy Alaska" means Pacific Energy Alaska Operating LLC, a Delaware limited liability company.

     1.25 "Pacific Energy Holdings" means Pacific Energy Alaska Holdings, LLC, a Delaware limited liability company.

     1.26 "PERL Credit Agreement" means that certain Credit and Guaranty:
Agreement, dated as of November 30, 2006 (as may it be amended, supplemented, or otherwise modified from time to time, including any amendments, supplements or modifications that may increase the principal amount of, or any other amount payable under or in connection therewith), by and among the Company, the subsidiaries of the Company party thereto, the lenders party thereto, J. Aron & Company, as Lead Arranger and Syndication Agent, and J. Aron & Company, as Administrative Agent, and any other credit agreement, loan agreement, note purchase agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to amend, supplement, modify, restate, extend, refund, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under such PERL Credit Agreement, including any such credit agreement, loan agreement, note purchase agreement, promissory note, indenture or other agreement or instrument that may increase the principal amount of, or any other amount payable under or in connection such original PERL Credit Agreement.

     1.27 "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entitles, and Governmental Authorities.

     1.28 "Proved PV-10%" has the meaning ascribed to such term in the Alaska First Lien Credit Agreement as in effect on the date of this Note, without regard to any subsequent amendment, modification or waiver not expressly consented to in writing by the Holder.

     1.29 "Restricted Payment" means those payments that the Company makes in connection with the following: (a) the declaration or payment of any dividend or distribution (other than dividends or distributions payable in the form of capital stock of the Company (other than Disqualified Capital Stock)) on or in respect of the shares of the Company's capital stock; or (b) the purchase, redemption or other acquisition or retirement for value of any capital stock of the Company or any warrants, rights or options to purchase or acquire any class of such capital stock.

     1.30 "Restricted Payment Basket" means the sum of: (A) 50% of the cumulative Consolidated Net Income (or if a loss, minus 100% of such loss) of the Company earned during the period beginning July 1, 2007 and on or before the date the Restricted Payment occurs (excluding any partial fiscal quarter or quarters); plus (B) 100% of the aggregate net cash proceeds received by the Company from any Person other than a Subsidiary of the Company from the issuance and sale after the Issue Date, and on or before the date the Restricted Payment occurs, of capital stock of the Company (other than Disqualified Capital Stock); and (C) 100% of the outstanding amount of Indebtedness converted into or exchanged for capital stock of the Company (other than Disqualified Capital Stock) after the Issue Date, and on or before the date the Restricted Payment occurs.

     1.31 "Senior Indebtedness" has the meaning ascribed to such term in Section 8.1.

     1.32 "Senior Indebtedness Parties" means any agent, lender, secured party, any counterparty to any hedging agreement which constitute Senior Indebtedness, the beneficiaries of each indemnification obligation under any Senior Indebtedness, and the successors and permitted assigns of each of the foregoing.

     1.33 "Standstill Period" means a period commencing on the date of the occurrence of any "Event of Default" (other than an Event of Default resulting from the failure to make a payment when due) under any Senior Indebtedness and ending on the date that is 90 days after such occurrence.

     1.34 "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent (50%) or more by such Person.

     1.35 "Triggering Event" means the date, if any, after the third anniversary of the Issue Date, that none of Silver Point Finance, LLC, J. Aron & Company or any of their respective Affiliates are lenders, note holders, note purchasers or other Persons that have extended or have committed to extend credit or make other financial accommodations to the Company or any of its Subsidiaries pursuant to any credit agreement, loan agreement, note purchase agreement, promissory note, indenture or other agreement or instrument (other than a hedging agreement), including without limitation the Senior Indebtedness and any amendments, modifications, supplements, restatements, refundings, refinancings or replacements (in whole or in part) of such Senior Indebtedness.

ARTICLE 2. METHOD OF PAYMENT.

          Payment of this Note shall be at the Accreted Value as of the date of payment plus any accrued and unpaid interest, if any. Interest will accrue upon overdue principal and premium, and interest, if any, compounded annually from the Maturity Date at the rate of 13% per annum to the extent such payment is lawful.

          The Holder must surrender this Note to the Company to collect payment of principal, Accreted Value and interest thereon. The principal of, Accreted Value and interest on this Note will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment shall be made by wire transfer of immediately available funds to the Holder of this Note in accordance with instructions that have previously been provided to the Company. All payments, including redemption payments, shall be in coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

ARTICLE 3. REDEMPTION; NOTICE OF REDEMPTION.

     3.1 Optional Redemption.

          (a) This Note may be redeemed at the option of the Company, in whole but not in part, at any time after all Senior Indebtedness has been indefeasibly paid in full in cash, upon not less than five (5) nor more than sixty (60) days' prior notice to the Holder of this Note, at the Accreted Value thereof calculated to, but excluding, the Redemption Date (as that term is defined in the following paragraph).

          (b) In the case of any redemption pursuant to Section 3.1(a), notice of redemption will be provided as set forth in Article 12 at least five (5) days but not more than sixty (60) days before the date for redemption of this Note specified in such notice of redemption (the "Redemption Date") to the Holder at the address set forth in Article 12 or such other address as the Holder may designate in writing to the Company.

     3.2 Mandatory Repurchase.

          (a) The Holder may, by written notice to the Company, require the Company to repurchase this Note in whole or in part following the occurrence of any Change of Control, at the Accreted Value thereof; provided that the Company shall not make (and the Holder may not accept) any payment in respect of any such redemption unless and until all Senior Indebtedness has been indefeasibly paid in full in cash. Any payment received by the Holder in violation of the foregoing provision shall be held in trust by the Holder and promptly paid over to the holders of the Senior Indebtedness or their respective representatives, or to the trustee or trustees or agent or agents under any indenture or agreement pursuant to which any of such Senior Indebtedness may have been issued or incurred, (pro rata to such holders or representatives or trustees on the basis of the outstanding Senior Indebtedness held by such holders (or the holders for whom such trustee or representative is acting).

          (b) Subject to the proviso in Section 3.2(a), the Accreted Value of this Note shall be due on the date for repurchase of this Note specified in such notice, which date shall be not less than thirty (30) days after such notice is given.

ARTICLE 4. NEGATIVE COVENANTS.

So long as this Note remains outstanding, the Company covenants for the benefit of the Holder that, unless the Company obtains the prior written consent of the
Holder:

     4.1 Limitation on Restricted Payments.

          (a) The Company shall not, directly or indirectly, make, declare or pay any Restricted Payment, unless (i) at the time of such Restricted Payment and immediately after giving effect thereto no Event of Default has occurred or is continuing under Article 7 of this Note and (ii) the aggregate of all Restricted Payments (including the proposed Restricted Payment) after the Issue Date do not exceed the greater of $5,000,000 and the Restricted Payment Basket.

          (b) Section 4.l(a) shall not prohibit: (i) Restricted Payments made with respect to repurchases of capital stock of the Company from current or former employees, consultants and directors of the Company, or their estates or the beneficiaries of such estates, and such Restricted Payment, together with all other Restricted Payments made pursuant to this clause (i) in any fiscal year, does not exceed $1,000,000; (ii) the payment of any dividend within sixty
(60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Note; (iii) the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants if such Equity Interests represent all or a portion of the exercise price thereof; (iv) payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a consolidation or merger; or (v) the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon exercise or conversion of securities exercisable or convertible into Equity Interests of the Company.

          (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company pursuant to the Restricted Payment.

     4.2 Limitation on Transactions with Affiliates.

          (a) The Company shall not, and shall not permit any Guarantor to, directly or indirectly, enter into any transaction or series of related transactions on or after the Issue Date with or for the benefit of any Affiliate of the Company, unless: (i) such transactions or series of transactions are on terms that are no less favorable to the Company than those that could be reasonably obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Company; and (ii) with respect to any such transaction or series of transactions, the following terms shall have been satisfied: (A) any transaction with Affiliates or a series of related transactions with Affiliates that are similar or part of a common plan involving aggregate payments or other property with a fair market value in excess of $5,000,000 shall be approved by a majority of the disinterested directors (if any) of the Company, or (B) if (i) the transaction or transactions involve aggregate payments in excess of $5,000,000 and there are no disinterested directors or (ii) the Company or any Guarantor enters into a transaction with an Affiliate, or a series of related transactions with Affiliates that are similar or part of a common plan involving aggregate payments or other property with a fair market value at more than $20,000,000, then, in case of either clause
(B)(i) or (B)(ii), the Company shall, before the consummation of the transaction or transactions, have obtained a favorable opinion as to the fairness of the transaction or series of related transactions to the Company, from a financial point of view, from an independent accounting appraisal, financial advisor or investment bank and deliver a copy of the same to the Holder.

          (b) Section 4.2(a) shall not apply to:

               (i) transactions with the holders of the Senior Indebtedness or their Affiliates;

               (ii) transactions between or among the Company and/or its Subsidiaries;

               (iii) payment of reasonable fees to, and reasonable indemnification and similar payments on behalf of, directors of the Company or any Subsidiary of the Company;

               (iv) Restricted Payments that are permitted by the provisions of
Section 4.1;

               (v) any sale of Equity Interests of the Company;

               (vi) loans and advances to officers and employees of the Company or any of its Subsidiaries for bona fide business purposes in the ordinary course of business;

               (vii) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Subsidiaries with officers and employees of the Company or any of its Subsidiaries and the payment of compensation to officers and employees of the Company or any of its Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business; or

               (viii) transactions with a Person that is an Affiliate of the Company solely because the Company, directly or indirectly, owns Equity Interests in such Person.

     4.3 Limitation on Incurrence of Senior Subordinated Indebtedness. The Company shall not, and shall not permit any Guarantor to, incur any Indebtedness for Borrowed Money that is contractually subordinated in right of payment to any Senior Indebtedness unless such Indebtedness for Borrowed Money is pari passu with this Note or expressly subordinated in right of payment to this Note.

     4.4 Limitation on Incurrence of Additional Indebtedness. From and after the occurrence of a Triggering Event, the Company shall not, and shall not permit any Guarantor to, incur any Indebtedness for Borrowed Money except:

          (a) Indebtedness for Borrowed Money incurred by the Company or a Guarantor if the ratio of Proved PV-10% to Indebtedness, in each case with respect to the Company and the Guarantors, after giving effect to the incurrence of such Indebtedness and the application of the net proceeds therefrom, is equal to or greater than 1.15 to 1.00;

          (b) Indebtedness for Borrowed Money in an amount not to exceed $20,000,000;

          (c) Indebtedness for Borrowed Money of the Company to any Subsidiary of the Company;

          (d) Indebtedness for Borrowed Money set forth on Schedule 4.4 attached hereto and any extensions, renewals or replacements of such Indebtedness for Borrowed Money; and

          (e) Indebtedness for Borrowed Money assumed by the Company in connection with any acquisition and any extensions, renewals or replacements of such Indebtedness for Borrowed Money; provided, however, that such Indebtedness for Borrowed Money exists at the time of such acquisition at least in the amounts assumed in connection therewith and is not drawn down, created or increased in contemplation of or in connection with such acquisition.

     4.5 Limitation on Incurrence of Senior Unsecured Indebtedness. From and after the occurrence of a Triggering Event, the Company and the Guarantors shall not incur any Indebtedness for Borrowed Money that is not contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness for Borrowed Money is secured by a security interest, lien, mortgage, pledge or similar encumbrance in or on assets, rights or interests of the Company and/or such Guarantor which have an estimated value of not less than 50% of the amount of the obligations secured by such assets, rights or interests of the Company and/or such Guarantor at the time of the incurrence of such Indebtedness.

ARTICLE 5. AFFIRMATIVE COVENANT; REPRESENTATIONS AND WARRANTIES

     5.1 Affirmative Covenant. So long as this Note remains outstanding, the Company covenants for the benefit of the Holder that it shall cause Pacific Energy Alaska and each Subsidiary of the Company formed or acquired after the date of this Note that is, in the case of an acquired Subsidiary, not contractually prohibited from granting a guaranty at the time of acquisition and is also a Guarantor of all Senior Indebtedness to promptly become a Guarantor by executing and delivering a Counterpart Agreement. In addition, the Company covenants for the benefit of the Holder that either upon (a) the removal of any contractual restriction prohibiting such a guarantee or (b) after a Triggering Event, it shall cause each of its Subsidiaries which is not as of the date hereof a Guarantor but which, after the date hereof, guarantees any Company Indebtedness to promptly become a Guarantor by executing and delivering a Counterpart Agreement.

     5.2 From and after the occurrence of a Triggering Event, and for so long as this Note remains outstanding, the Company will deliver to the Holder on a semi-annual basis a reserve engineering report for its oil and gas properties prepared on a basis consistent with the reserve engineering reports prepared under the Alaska First Lien Credit Agreement.

     5.3 Representations and Warranties. The Company represents and warrants to the Holder that on the date hereof:

          (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole;

          (b) The issuance of this Note and the Guaranty are within the Company's and each Guarantor's corporate or limited liability company powers and have been duly authorized by all necessary corporate or limited liability company, and if required, stockholder or member action. This Note has been duly executed and delivered by the Company and the Guarantors constitute, a legal, valid and binding obligation of the Company and such Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

          (c) This Note and the Guaranty (i) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Note or any Guaranty, except such as have been obtained or made and are in full force and effect or as could not reasonably be expected to result in a material adverse effect on the Company and its Subsidiaries taken as a whole, (ii) will not violate any applicable law or regulation that could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or the charter, by-laws or other organizational documents of the Company or any Guarantor and (iii) will not violate any material provision or result in a default under any indenture, agreement or other instrument binding upon the Company or any Guarantor; and

          (d) Set forth on Schedule 5.3(d) are the Subsidiaries of the Company existing on the date hereof. Each Subsidiary listed on Schedule 5.3(d) which is not a guarantor has a contractual restriction which prevents it from becoming a Guarantor as of the Issue Date.

ARTICLE 6. GUARANTY

     6.1 Guaranty of the Obligations. Subject to the provisions of Section 6.2 and Article 8, the Guarantors jointly and severally hereby irrevocably and unconditionally guarantee to the Holder the due and punctual payment in full all the amounts due hereunder when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including all premium, accreted amounts, interest, and amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) (collectively, the "Guaranteed Obligations").

     6.2 Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "Funding Guarantor") under this Guaranty that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Fair Share Contribution Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Contributing Guarantor for purposes of this Section 6.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 6.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this
Section 6.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among the Contributing Guarantors of their obligations as set forth in this Section 6.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 6.2.

     6.3 Payment by Guarantors. Subject to Section 6.2 and Article 8, the Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which the Holder may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), the Guarantors will upon demand pay, or cause to be paid, in immediately available funds, to the Holder, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, all accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Company's becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to the Holder as aforesaid.

     6.4 Liability of Guarantors Absolute. Each Guarantor agrees that, subject to Article 8, its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

          (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

          (b) subject to Article 8, the Holder may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Company and the Holder with respect to the existence of such Event of Default;

          (c) the obligations of each Guarantor hereunder are independent of the obligations of the Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Company or any of such other guarantors and whether or not the Company is joined in any such action or actions;

          (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Holder is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

          (e) the Holder, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) with the written agreement of the Company, renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto, or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; and (v) enforce and apply any security now or hereafter held by or for the benefit of the Holder in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Holder may have against any such security, in each case as the Holder in its discretion may determine consistent herewith; and

          (f) this Guaranty and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under this Note, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or any agreement relating to such other guaranty or security; (iii) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Obligations, even though the Holder might have elected to apply such payment to any part or all of the Guaranteed Obligations; (iv) the Holder's consent to the change, reorganization or termination of the corporate structure or existence of the Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; and (v) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

     6.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Holder: (a) any right to require the Holder, as a condition of payment or performance by such Guarantor, to (i) proceed against the Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, or (iii) pursue any other remedy in the power of the Holder whatsoever; (b) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (c) any defense based upon the Holder's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (d)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such

Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Holder protect, secure, perfect or insure any security interest or lien or any property subject thereto;
(e) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Company and notices of any of the matters referred to in Section 6.4 and any right to consent to any thereof; and (f) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

     6.7 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

     6.8 Authority of Guarantors or the Company. It is not necessary for the Holder to inquire into the capacity or powers of any Guarantor or the Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

     6.9 Financial Condition of the Company. The Holder shall not have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of the Company. Each Guarantor acknowledges that it has adequate means to obtain information from the Company on a continuing basis concerning the financial condition of the Company and its ability to perform its obligations under this Note and any other Indebtedness, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of the Holder to disclose any matter, fact or thing relating to the business, operations or conditions of the Company now known or hereafter known by the Holder.

     6.10 Bankruptcy, etc.

     (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Holder, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Company or any other Guarantor. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company or any other Guarantor or by any defense which the Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

     (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Guarantors and the Holder that the Guaranteed Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Company of any portion of such Guaranteed Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Holder, or allow the claim of the Holder in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

     (c) In the event that all or any portion of the Guaranteed Obligations are paid by the Company, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Holder as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

     6.11 California Waivers. The Guarantors hereby waive and agree not to assert or take advantage of:

     (a) any suretyship defenses and suretyship rights of every nature otherwise available under California law and the laws of any other state, including, without limitation, all defenses and rights arising under Sections 2787 through 2855 (the "Suretyship Provisions") of the California Civil Code (the "Civil Code") and any successor provisions to those Sections. Without limiting the generality of the foregoing, each Guarantor hereby acknowledges its understanding that the Suretyship Provisions provide various partial or complete defenses to the recovery by the Holder from such Guarantor and/or grant such Guarantor rights the enforcement of which could reduce or eliminate entirely such Guarantor's liability hereunder to the Holder. Among the defenses and rights contained in the Suretyship Provisions are the following:

          (i) Section 2809 of the Civil Code, which provides, in part, that the obligation of a surety must not be either larger in amount or in other respects more burdensome than that of the principal;

          (ii) Section 2810 of the Civil Code, which provides, in part, that a surety is not liable if for any reason other than the mere personal disability of the principal there is no liability upon the part of the principal at the time of execution of the contract, or the liability of the principal thereafter ceases;

          (iii) Section 2819 of the Civil Code, which provides, in part, that a surety is exonerated if the creditor alters the original obligation of the principal without the consent of the surety;

          (iv) Section 2845 of the Civil Code, which provides, in part, that a surety is exonerated to the extent that the creditor fails to proceed against the principal, or to pursue any other remedy in the creditor's power which the surety cannot pursue and which would lighten the surety's burden;

          (v) Section 2846 of the Civil Code, which provides that a surety may compel his principal to perform the obligation when due;

          (vi) Section 2847 of the Civil Code, which provides, in part, that if a surety satisfies the principal obligation, or any part thereof, the principal is obligated to reimburse the surety for the amounts paid by the surety;

          (vii) Section 2848 of the Civil Code, which provides, in part, that a surety, upon satisfaction of the obligation of the principal is entitled to enforce remedies which the creditor then has against the principal;

          (viii) Section 2849 of the Civil Code, which provides, in part, that a surety is entitled to the benefit of security held by the creditor for the performance of the principal obligation held by the creditor;

          (ix) Section 2850 of the Civil Code, which provides, in part, that whenever the property of a surety is hypothecated with property of the principal, the surety is entitled to have the property of the principal first applied to the discharge of the obligation; and

          (x) Section 2822 of the Civil Code, which provides, in part, for a right to have the principal designate the portion of any obligation to be satisfied by the surety in the event that the principal provides partial satisfaction of such obligation.

     (b) all rights and defenses that any Guarantor may have because the Company's debt is secured by real property. This means among other things:

          (i) the Holder may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by the Company.

          (ii) If the Holder forecloses on any real property collateral pledged by the Company:

               (A) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

               (B) The Holder may collect from any Guarantor even if the Holder, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from the Company.

This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have because the Company's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

     (c) all rights and defenses arising out of an election of remedies by the Holder, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise.

This Section 6.11 is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations.

ARTICLE 7. EVENTS OF DEFAULT.

     7.1 If any of the events specified in this Article 7 shall occur (herein individually referred to as an "Event of Default"), the Holder may, so long as such condition exists, declare the entire Accreted Value immediately due and payable, by notice in writing to the Company; provided, however, that the Holder shall not be permitted to accelerate payment on this Note for a 30-day period after notice of such Event of Default is provided to the Senior Indebtedness Parties unless all Senior Indebtedness has been indefeasibly paid in full in cash; provided further that notwithstanding the foregoing, this Note shall automatically accelerate upon the occurrence of any Event of Default under clauses (d) or (e):

          (a) Default in the payment of the principal of, Accreted Value or interest on this Note when due and payable; or

          (b) Any representation or warranty made or deemed made by or on behalf of the Company or any Guarantor Section 5.3 hereof shall prove to have been incorrect when made or deemed made and could reasonably be expected to result in a material adverse effect on the Company's business, financial condition or results of operations; provided, however, that such default shall cease to exist if facts, circumstances or conditions that gave rise to the inaccuracy of the representation and warranty are remedied within 30 days of notice thereof from Holder to the Company in a manner such that either the representation or warranty would be true if made at the time or cure or could no longer be reasonably expected to have a material adverse effect on the Company's business, financial condition or results of operations; or

          (c) The Company or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in Article 4 or Section 5.1 or 5.2 and such default shall continue unremedied for a period of 30 days after notice thereof from the Holder to the Company; or

          (d) The Company or any Guarantor suffers the entry against it of a judgment, decree or order for relief by a Governmental Authority of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty (60) days; or

          (e) The Company or any Guarantor commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

          (f) The Company or any Guarantor shall fail to make any payment (whether of principal or interest) in respect of any Senior Indebtedness where the aggregate principal amount (inclusive of accrued and unpaid interest then due and owing) of such Senior Indebtedness is in excess of $30,000,000, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of thirty (30) days (it being agreed that any waiver, forbearance or similar arrangement from the Senior Indebtedness Parties with respect to such failure shall toll such 30-day period for the duration of any such waiver, forbearance or similar arrangement); or

          (g) any event or condition occurs that results in any Senior Indebtedness where the aggregate principal amount of such Senior Indebtedness is in excess of $30,000,000 becoming due prior to its scheduled maturity or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity and such acceleration shall continue without rescission for a period of thirty (30) days (it being agreed that any waiver, forbearance or similar arrangement from the Senior Indebtedness Parties with respect to such acceleration shall toll such 30-day period for the duration of any such waiver, forbearance or similar arrangement); provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

          (h) The Guaranty shall for any reason shall cease to be in full force and effect (other than in accordance with the terms herein), or any Guarantor shall deny in writing that it has any liability under the Guaranty (other than as a result of the discharge of such Guarantor in accordance with the terms herein).

Subject to Article 8, upon any acceleration, the Accreted Value, together with all accrued and unpaid interest from and after the Maturity Date, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and each Guarantor.

The Company shall pay all reasonable out-of-pocket expenses incurred by the Holder, including the fees, charges and disbursements of any counsel for the Holder in connection with the enforcement or protection of its rights in connection with this Note and/or incurred during any workout, restructuring or negotiations in respect of this Note.

ARTICLE 8. SUBORDINATION.

     8.1 Subordination. This Note shall be issued subject to the provisions of this Article 8; and the Holder accepts and agrees that all payments of the principal of, Accreted Value and interest on (and other obligations, if any, with respect to) this Note by the Company, and all payments in respect of the foregoing by any Guarantor hereunder, shall be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean, collectively, (i) all "Obligations" as such term is defined in the PERL Credit Agreement, (ii) all "Obligations" as such term is defined in the Alaska First Lien Credit Agreement, (iii) all "Loan Documentation Obligations" as such term is defined in the Alaska Second Lien Credit Agreement, (iv) to the extent not included in (i), (ii) or (iii) above, all other obligations of every nature of the Company and/or its Subsidiaries to any lender, lender counterparty, agent, warrant owner, royalty owner, hedging counterparty or other Person arising under or in connection with the PERL Credit Agreement, the Alaska First Lien Credit Agreement, the Alaska Second Lien Credit Agreement or any other document, instrument or agreement executed pursuant thereto or in connection therewith and
(v) all guarantees or other obligations incurred to provide credit support or security for any of the foregoing.

     8.2 No Payment On This Note In Certain Circumstances.

          (a) No direct or indirect payment by or on behalf of the Company or any Guarantor of principal of, Accreted Value of, or interest (and other obligations, if any, with respect to) on this Note, whether pursuant to the terms of this Note, upon acceleration, redemption or otherwise, will be made, if, at the time of such payment, a Blockage Period is continuing.

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Holder at a time when such payment is prohibited by
Section 8.2(a), such payment shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees or agent or agents under any indenture or agreement pursuant to which any of such Senior Indebtedness may have been issued or incurred, (pro rata to such holders or representatives or trustees on the basis of the outstanding Senior indebtedness held by such holders (or the holders for whom such trustee or representative is acting).

     8.3 Payment Over Of Proceeds Upon Dissolution, Etc.

          (a) Upon any payment or distribution of assets or securities of the Company or any Guarantor of any kind or character, whether in cash, property or


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

securities, to the creditors of the Company or any Guarantor upon any dissolution or winding-up or total liquidation or reorganization of the Company or any Guarantor, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other similar proceedings relating to the Company or any Guarantor, any assignment for the benefit of creditors or any marshalling of the Company's or any Guarantor's assets and liabilities, the Senior Indebtedness Parties shall be entitled to receive indefeasible payment in full in cash of all obligations due in respect of such Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed), or have provision made for such payment in a manner acceptable to Senior Indebtedness Parties, before the Holder shall be entitled to receive any payment by or on behalf of the Company or any Guarantor of the principal of, Accreted Value of, or interest on (and other obligations, if any, with respect to) this Note, or any payment by the Company or any Guarantor to acquire any of this Note for cash, property or securities, or any distribution by the Company or any Guarantor with respect to this Note of any cash, property or securities.

          (b) (i) If any proceeding, liquidation, dissolution or winding up referred to in clause (a) above is commenced by or against the Company or any Guarantor, and the Holder of this Note has failed to do any of the following prior to the time such rights would expire, each of the Senior Indebtedness Parties are irrevocably authorized and empowered (in its own name or in the name of the Company, the Holder or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of this Note above and give acquittance therefore and to file claims and proofs of claim and take such other action (including, without limitation, voting this Note) as the Senior Indebtedness Parties may reasonably deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Indebtedness Parties hereunder; provided, that in the event the Senior Indebtedness Parties take such action, such holders shall apply the proceeds first, to the payment of the costs of enforcement of the Senior Indebtedness; second, to the holders of Senior Indebtedness (pro rata on the basis of the respective amounts of Senior Indebtedness held by such holders); third, to the payment of the costs of enforcement of this Note, and fourth, to the payment of this Note in a manner consistent with the terms hereof.

               (ii) The Holder shall duly and promptly take such action as any Senior Indebtedness Parties may reasonably request (A) to collect to this Note for the account of the Senior Indebtedness Parties and to file appropriate claims or proofs of claim in respect of this Note, (B) to execute and deliver to any Senior Indebtedness Parties such powers of attorney, assignments, or other instruments as such Senior Indebtedness Parties may reasonably request to enable it to enforce any and all claims with respect to this Note and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to this Note, but, in each case, only with respect to the Holder in its capacity as holder of this Note and not in respect of any other relationship between the Holder and the Company.

          (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company and the Guarantors of any kind or character, whether in cash, property or securities, shall be received by the Holder at a time when such payment or distribution is prohibited by Section 8.2 and before all obligations in respect of Senior Indebtedness are indefeasibly paid in full in cash (or such payment shall be duly provided for in a manner satisfactory to the Senior Indebtedness Parties) or otherwise to the extent the Senior Indebtedness Parties in their sole discretion accept satisfaction of amounts due by settlement in other than cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture or agreement pursuant to which any of such Senior Indebtedness may have been issued or incurred, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been indefeasibly paid in full in cash (or such payment shall be duly provided for in a manner satisfactory to the holders of Senior Indebtedness) or otherwise to the extent holders of Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the Senior Indebtedness Parties.

          (d) Upon the indefeasible payment in full in cash (or such payment shall be duly provided for in a manner satisfactory to the Senior Indebtedness Parties) or otherwise to the extent the Senior Indebtedness Parties in their sole discretion accept satisfaction of amounts due by settlement in other than cash of all Senior Indebtedness, the Holder shall be subrogated to the rights of the Senior Indebtedness Parties to receive payments or distributions of cash, cash equivalents, property or securities of the Company and the Guarantors made on such Senior Indebtedness until the principal of, premium, if any, and interest on this Note shall be indefeasibly paid in full in cash or this Note is no longer outstanding; and, for the purposes of such subrogation, no payments or distributions to the Senior Indebtedness Parties of any cash, cash equivalents, property or securities to which the Holder would be entitled except for the provisions of this Article 8, and no payment pursuant to the provisions of this
Article 8 to the Senior Indebtedness Parties by the Holder shall, as between the Company, the Guarantors, its creditors other the Senior Indebtedness Parties, and the Holder, be deemed to be a payment by the Company or any Guarantor to or on account of the Senior Indebtedness. It is understood that the provisions of this Article 8 are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Senior Indebtedness Parties, on the other hand.

          (e) If any payment or distribution to which the Holder would otherwise have been entitled but for the provisions of this Article 8 shall have been applied, pursuant to the provisions of this Article 8, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holder shall be entitled to receive from the Senior Indebtedness Parties any payments or distributions received by such Senior Indebtedness Parties in excess of the amount required to make payment in full in cash of such Senior Indebtedness (or to duly provide for such payment in a manner satisfactory to the Senior Indebtedness Parties) or otherwise to the extent the Senior Indebtedness Parties in their sole discretion accept satisfaction of amounts due by settlement in other than cash.

          (f) All Senior Indebtedness Parties are hereby authorized to demand specific performance of this Article 8, in the event the Company or the Holder have not complied with any of the provisions hereof applicable to them. The Holder and the Company hereby irrevocably waive any defense (other than the defense of indefeasible payment in full in cash of all Senior Indebtedness) based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

          (g) To the extent that the Company or any Guarantor makes a payment on the Senior Indebtedness that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable clause, including, without limitation in any proceeding referred to in clause (a) of this Section 8.3 (such payment being hereafter referred to as a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Senior Indebtedness that had previously been satisfied by such Voided Payment shall be revived and continued in full force and effect as if such Voided Payment had never been made. To the extent that the Holder received any payments with respect to this Note subsequent to the date of the any Senior Indebtedness holder's receipt of such Voided Payment and such payments received by the Holder have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, the Holder shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Senior Indebtedness Parties, upon demand, the full amount so received by the Holder to the extent necessary to fully restore to the Senior Indebtedness Parties that amount of such Voided Payment.

     8.4 Obligations Of The Company Unconditional. Nothing contained in this
Article 8 is intended to or shall impair, as among the Company, the Guarantors and the Holder, the obligations of the Company and the Guarantors, which is absolute and unconditional, to pay to the Holder the principal of, Accreted Value of, premium, or interest on this Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Company other than the Senior Indebtedness Parties, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Article 8 of the Senior Indebtedness Parties in respect of cash, cash equivalents, property or securities of the Company and the Guarantors received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Article 8 shall restrict the right of the Holder to take any action to declare this Note to be due and payable prior to its stated maturity pursuant to
Section 7.1 or to pursue any rights
or remedies hereunder; provided, however, that all Senior Indebtedness shall first be indefeasibly paid in full in cash, or have provision made for such payment in a manner satisfactory to the Senior Indebtedness Parties, before the Holder is entitled to receive any direct or indirect payment from the Company or the Guarantors of principal of, Accreted Value of, interest on (and other obligations, if any, with respect to) this Note.

     8.5 Subordination Rights Not Impaired By Acts Or Omissions Of The Company Or Holders Of Senior Indebtedness. No right of any present or future Senior Indebtedness Parties to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by, and all agreements and obligations of the Holder and the Company hereunder, shall remain in full force and effect irrespective of:

          (a) any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          (b) any lack of validity or enforceability of any document evidencing Senior Indebtedness;

          (c) any change in the time, manner or place of payment of, or any other term of, all or any of the Senor Indebtedness, or any other amendment or waiver of any consent to departure from any of the documents evidencing or relating to the Senior Indebtedness;

          (d) any exchange, release, or non-perfection of any collateral, or release or amendment or waiver of or consent to departure from any guaranty or other document for all or any of the Senior Indebtedness;

          (e) any failure of any holder of Senior Indebtedness to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of any document evidencing or relating to any Senior Indebtedness;

          (f) any reduction, limitation, impairment or termination of any Senior Indebtedness for any reason (other than indefeasible payment in full in cash of all Senior Indebtedness), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Company and the Holder hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Indebtedness; and

          (g) any other circumstance which might otherwise constitute a defense (other than the defense of indefeasible payment in full in cash of all Senior Indebtedness) available to, or a discharge of, the Company in respect of any Senior Indebtedness or the Holder hereunder.


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

The provisions of this Article 8 are intended to be for the benefit of, and shall be enforceable directly by, any Senior Indebtedness Party.

     8.6 This Article Not To Prevent Events Of Default. The failure to make a payment on account of principal of, Accreted Value of, premium, or interest on this Note by reason of any provision of this Article 8 shall not be construed as preventing the occurrence of an Event of Default specified in clause (a) of
Section 7.1.

     8.7 No Waiver Of Subordination Provisions. Without in any way limiting the generality of Section 8.5, the Senior Indebtedness Parties may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Article 8 or the obligations hereunder of the Holder to the Senior Indebtedness Parties, do any one or more of the following:
(a) change the manner, place or terms of payment or amend the time of payment of, or renew, alter or amend, any Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise Or refrain from exercising any rights against the Company and any other Person.

     8.8 No Liens. Until the date one year and one day after the Senior Indebtedness has been indefeasibly paid in full in cash, the Holder shall not take or accept any liens or security interests in any property of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, as security for this Note.

     8.9 Enforcement. The Holder shall not, while any Blockage Period is continuing, take or continue any action or exercise or continue to exercise any rights, remedies or powers under the terms of this Note or take any action to collect all or any portion of the amounts due hereunder or to accelerate payment thereof, either at law or in equity; provided the foregoing shall not prevent any action required by the Holder to prevent a discharge of the obligations evidenced by this Note (except that the Holder shall not take action to prevent payment to the holders of the Senior Indebtedness in accordance with the provisions of this Article 8) and shall not prevent the filing of claims on account of this Note or its automatic acceleration following an insolvency event. In addition, regardless of whether or not a Blockage Period is continuing, the Holder shall provide all Senior Indebtedness Parties with not less than thirty (30) days' written notice prior to accelerating this Note, provided the foregoing shall not apply to the automatic acceleration of this Note following an insolvency event.

ARTICLE 9. WAIVER AND AMENDMENT.

          No provision of this Note may be amended, waived or modified, except upon the written consent of the Company, the Guarantors and the Holder and then only to the extent such amendment, waiver or modification is permitted by the terms of the Senior Indebtedness. The Holder acknowledges that the terms of the Senior Indebtedness prohibit amendment, modification or waiver of this Note without the consent of the holders of such Senior Indebtedness.

ARTICLE 10. TRANSFER OF THIS NOTE.

     10.1 The Holder shall not transfer or assign this Note unless such transfer or assignment is of all of the Holder's right, title and interest in this Note and such transfer or assignment is made expressly subject to the subordination terms governing this Note.

     10.2 With respect to any direct or indirect transfer or assignment of this Note that is permitted under Section 10.1, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together, if required by the Company, with a written opinion of such Holder's counsel (which may be Holder's internal counsel), to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). This Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required.

ARTICLE 11. TREATMENT OF NOTE.

          The Company and the Holder will treat, account and report this Note as debt and not equity (i) to the extent permitted by generally accepted accounting principles, for financial accounting purposes and (ii) with respect to any returns filed with federal, state or local tax authorities.

ARTICLE 12. NOTICES.

          Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered. Notices should be provided in accordance with this Section at the following addresses:


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

If to Forest, to:

     General Counsel
     Forest Oil Corporation
     707 17th Street, Suite 3600
     Denver, Colorado 80202
     Facsimile: (303) 812-1445

If to Pacific Energy Resources Ltd., to:

     Mr. Darren Katic
     Pacific Energy Resources Ltd.
     1ll West Ocean Boulevard
     Suite 1240
     Long Beach, California 90802
     Facsimile: (562) 628-1536

     with a copy (which shall not constitute notice) to:

     Mr. James B. O'Neal, Esq. Rutan & Tucker, LLP 611 Anton Boulevard 14th Floor Costa Mesa, California 92626 Facsimile: (714) 546-9035

ARTICLE 13. GOVERNING LAW.

          This Note shall be governed by and construed in accordance with the laws of the State of New York.

ARTICLE 14. HEADING; REFERENCES.

          All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Articles or Sections refer to Articles and Sections hereof.


                                       31